October 16, 2020

Ms. Donna Coleman

Dear Donna:

This Agreement (the “Agreement”) will confirm the terms of your employment by AMC Networks Inc. (the “Company”).
The term of this Agreement (the “Term”) shall be effective as of October 16, 2020 and, unless terminated earlier in accordance with this Agreement, will expire on January 15, 2021 (the “Expiration Date”).
Effective October 16, 2020, your title will be Interim Chief Financial Officer. At any time prior to the Expiration Date that the Board appoints a successor Chief Financial Officer, your title will be Executive Vice President, Finance. You agree to devote substantially all of your business time and attention to the business and affairs of the Company and to perform your duties in a diligent, competent, professional and skillful manner and in accordance with applicable law and the Company’s policies and procedures.
Your base salary will be $100,000 per week, payable in accordance with the Company’s standard payroll practices. You will not be eligible to participate in any of the Company’s annual or long-term bonus or incentive programs.
You will be eligible for our standard benefits programs at the levels that are made available to similarly situated executives at the Company. Participation in our benefits programs is subject to meeting the relevant eligibility requirements, payment of the required premiums and the terms of the plans themselves.
In addition, you agree to be bound by the additional covenants and provisions that are set forth in Annex I hereto, which Annex shall be deemed to be a part of the Agreement.
If your employment with the Company is terminated prior to the Expiration Date by the Company (other than for “Cause”) then, subject to your execution and the effectiveness of a severance agreement to the Company’s reasonable satisfaction including a general release by you of the Company and its affiliates, the Company will provide you with continued payments of your base salary as if you had remained continuously employed through the Expiration Date. In

Ms. Donna Coleman
October 16, 2020

such instance of termination without Cause, except as noted in the foregoing sentence, the Company shall have no further obligations under this Agreement to make any further payments or provide any further benefits to you.
For purposes of this Agreement, “Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.
The Company hereby agrees that it shall indemnify and hold you harmless to the fullest extent provided in Article VIII of the Company’s By-Laws and on terms no less favorable as those applicable to other similarly situated executives of the Company.  To the extent that the Company maintains officers’ and directors’ liability insurance, you will be covered under such policy subject to the exclusions and limitations set forth therein.  The provisions of this Paragraph shall survive the expiration or termination of your employment and/or this Agreement as well as your execution of the severance agreement as provided for herein.
This Agreement does not constitute a guarantee of employment for any definite period. Your employment is at will and may be terminated by you or the Company at any time, with or without notice or reason.
The Company may withhold from any payment due to you any taxes required to be withheld under any law, rule or regulation. The payments under this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and this Agreement shall be interpreted accordingly. To the extent you are entitled to any expense reimbursement from the Company that is subject to Section 409A, (i) the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except under any lifetime limit applicable to expenses for medical care), (ii) in no event shall any such expense be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expense, and (iii) in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.
This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any matter relating to this Agreement, your employment by the Company or the termination of your employment with the Company.

Ms. Donna Coleman
October 16, 2020

This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.
Both the Company and you hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and each of us hereby waives, and agrees not to assert, as a defense that either of us, as appropriate, is not subject thereto or that the venue thereof may not be appropriate. We each hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.
This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid, void or unenforceable, such provision shall be deemed modified, amended and narrowed to the extent necessary to render the same legal, valid and enforceable, and the other remaining provisions of this Agreement shall not be affected but shall remain in full force and effect. It is the parties’ intention that this Agreement not be construed more strictly with regard to you or the Company.
This Agreement reflects the entire understanding and agreement of you and the Company with respect to the subject matter hereof and supersedes all prior understandings and agreements.
Very truly yours,

/s/ Joshua W. Sapan
Joshua W. Sapan
President and CEO

Ms. Donna Coleman
October 16, 2020

Accepted and Agreed:

/s/ Donna Coleman
Donna Coleman
Date: October 16, 2020

Ms. Donna Coleman
October 16, 2020

ANNEX I

This Annex constitutes part of the Agreement, dated October 16, 2020, by and between Donna Coleman (“You”) and the Company. Terms defined in the Agreement shall have the same meanings in this Annex.

You agree to comply with the following covenants in addition to those set forth in the Agreement.

1.    Confidentiality
(a)    Confidential and Proprietary Information. You agree to retain in strict confidence and not use for any purpose whatsoever or divulge, disseminate, copy, disclose to any third party, or otherwise use any Confidential Information, other than for legitimate business purposes of the Company and its affiliates. As used herein, “Confidential Information” means any non-public information of a confidential, proprietary, commercially sensitive or personal nature of, or regarding, the Company or any of its affiliates or any director, officer or member of senior management of any of the foregoing (collectively “Covered Parties”). The term Confidential Information includes information in written, digital, oral or any other format and includes, but is not limited to (i) information designated or treated as confidential; (ii) budgets, plans, forecasts or other financial or accounting data; (iii) subscriber, customer, guest, fan vendor or shareholder lists or data; (iv) technical or strategic information regarding the Covered Parties’ cable, data, telephone, programming, subscription video on demand, advertising, sports, entertainment, film production, theatrical, motion picture exhibition or other businesses; (v) advertising, business, programming, sales or marketing tactics and strategies; (vi) policies, practices, procedures or techniques; (vii) trade secrets or other intellectual property; (viii) information, theories or strategies relating to litigation, arbitration, mediation, investigations or matters relating to governmental authorities; (ix) terms of agreements with third parties and third party trade secrets; (x) information regarding employees, officers, directors, players, coaches, agents, talent, consultants, advisors or representatives, including their compensation or other human resources policies and procedures; (xi) information or strategies relating to any potential or actual business development transactions and/or any potential or actual business acquisition, divestiture or joint venture; and (xii) any other information the disclosure of which may have an adverse effect on the Covered Parties’ business reputation, operations or competitive position, reputation or standing in the community.

    (b)    Exception for Disclosure Pursuant to Law. Notwithstanding anything contained elsewhere in this Agreement, you are authorized to make any disclosure required of you by any federal, state or local laws or judicial, arbitral or governmental agency proceedings, after providing the Company with prior written notice and an opportunity to respond prior to such disclosure. In addition, this Agreement in no way restricts or prevents you from providing truthful testimony concerning the Company to judicial, administrative, regulatory or other governmental authorities.

Ms. Donna Coleman
October 16, 2020

    By signing this Agreement, you acknowledge that you have been advised that pursuant to the federal Defend Trade Secrets Act of 2016, you may not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret: (i) in confidence, to a federal, state, or local government official, or to your attorneys, for the purpose of reporting or investigating a suspected violation of the law; or (ii) in a complaint or other court document filed in connection with a lawsuit or court proceeding, provided that said filing is made under seal. In addition, you acknowledge that you have been advised that if you file an action for retaliation against the Company for reporting a suspected violation of law, you may disclose a trade secret to your attorneys and use the trade secret in connection with the court proceeding provided that you: (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order.

2.    Additional Understandings

You agree, for yourself and others acting on your behalf, that you (and they) have not disparaged and will not disparage, make negative statements about or act in any manner which is intended to or does damage to the good will of, or the business or personal reputations of the Company, any of its affiliates or any of their respective incumbent or former officers, directors, agents, consultants, employees, successors and assigns.

This Agreement in no way restricts or prevents you from providing truthful testimony concerning the Company or its affiliates as required by court order or other legal process; provided that you afford the Company written notice and an opportunity to respond prior to such disclosure.

In addition, you agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics, programming ideas and other technical, business, financial, advertising, sales, marketing, customer, programming or product development plans, forecasts, strategies, information and materials (in any medium whatsoever) developed or prepared by you or with your cooperation during the course of your employment by the Company (the “Materials”). The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you.

3.    Further Cooperation
Following the date of the termination of your employment with the Company, you will no longer provide any regular services to the Company or represent yourself as a Company agent. If, however, the Company so requests, you agree to cooperate fully with the Company in connection with any matter with which you were involved prior to such employment termination, or in any litigation or administrative proceedings or appeals (including any preparation therefore) where the Company believes that your personal knowledge, attendance or participation could be beneficial to the Company or its affiliates. This cooperation includes, without limitation,

Ms. Donna Coleman
October 16, 2020

participation on behalf of the Company and/or its affiliates in any litigation, administrative or similar proceeding, including providing truthful testimony.

The Company will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section and will take reasonable steps to schedule your cooperation in any such matters so as not to materially interfere with your other professional and personal commitments. The Company will reimburse you for any reasonable out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Company with an estimate of any such individual expense of more than $1,000 before it is incurred.

4.     No Hire or Solicit
For the term of the Agreement and until one year after the termination of your employment, you agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of the Company), directly or indirectly (whether for your own interest or any other person or entity’s interest) any employee of the Company or any of its affiliates. This restriction does not apply to any employee who was discharged by the Company or any of its affiliates. In addition, this restriction will not prevent you from providing references.

5.    Acknowledgments

You acknowledge that the restrictions contained in this Annex, in light of the nature of the Company’s business and your position and responsibilities, are reasonable and necessary to protect the legitimate interests of the Company. You acknowledge that the Company has no adequate remedy at law and would be irreparably harmed if you breach or threaten to breach any of the provisions of this Annex, and therefore agree that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of the provisions and to specific performance of the terms of each of such provisions in addition to any other legal or equitable remedy it may have. You further agree that you will not, in any equity proceeding relating to the enforcement of the provisions of this Annex, raise the defense that the Company has an adequate remedy at law. Nothing in this Annex shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement. If it is determined that any of the provisions of this Annex, or any part thereof, is unenforceable because of the duration or scope (geographic or otherwise) of such provision, it is the intention of the parties that the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced. Notwithstanding anything to the contrary contained in this Agreement, in the event you violate the covenants and agreements set forth in this Annex, then, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any severance benefits or to provide you with any other rights or

Ms. Donna Coleman
October 16, 2020

benefits to which you would have been entitled pursuant to this Agreement had you not breached the covenants and agreements set forth in this Annex.

6.    Survival
The covenants and agreement set forth in this Annex (as well as the last eight paragraphs of the Agreement) shall survive any termination of your employment with the Company, in accordance with their respective terms.